EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Open Solutions Inc. (the “Company”) on Form 10-K for the fiscal period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Louis Hernandez, Jr., Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LOUIS HERNANDEZ, JR.

Louis Hernandez, Jr.
Chairman of the Board and Chief Executive Officer

March 30, 2004